Exhibit 4.3

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO.

CELCUITY INC.

0.250% Convertible Senior Note due 2032

CUSIP No.:	15102K AB6	Certificate No. _______
ISIN No.:	US15102KAB61

Celcuity Inc., a Delaware corporation, for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of __________________________ dollars ($_________) (as revised by the attached Schedule of Exchanges of Interests in the Global Note) on August 1, 2032 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	February 1 and August 1 of each year, commencing on February 1, 2027.

Regular Record Dates:	January 15 and July 15.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Celcuity Inc. has caused this instrument to be duly executed as of the date set forth below.

Celcuity Inc.

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank Trust Company, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

CELCUITY INC.

0.250% Convertible Senior Note due 2032

This Note is one of a duly authorized issue of notes of Celcuity Inc., a Delaware corporation (the “Company”), designated as its 0.250% Convertible Senior Notes due 2032 (the “Notes”), all issued or to be issued pursuant to an indenture (the “Base Indenture”), dated as of August 1, 2025, and a second supplemental indenture (as the same may be amended from time to time, the “Supplemental Indenture,” and the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as the same may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”), dated as of June 8, 2026, each between the Company and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.04 of the Supplemental Indenture. Stated Interest on this Note will begin to accrue from, and including, June 8, 2026.

2. Maturity. This Note will mature on August 1, 2032, unless earlier repurchased, redeemed or Converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.03 of the Supplemental Indenture.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change (other than an Exempted Fundamental Change) occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Supplemental Indenture.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Supplemental Indenture.

8. Conversion. The Holder of this Note may Convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Supplemental Indenture.

9. When the Company May Merge, Etc. Article 6 of the Supplemental Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Supplemental Indenture.

11. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Supplemental Indenture.

12. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Celcuity Inc.

16305 36th Avenue North, Suite 100

Minneapolis, Minnesota 55446

Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[__]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

CONVERSION NOTICE

CELCUITY INC.

0.250% Convertible Senior Notes due 2032

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to Convert (check one):

☐	the entire principal amount of

☐	$ _______ * aggregate principal amount of

the Note identified by CUSIP No. ___________ and Certificate No. __________.

The undersigned acknowledges that if the Conversion Date of a Note to be Converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for Conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

* Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

CELCUITY INC.

0.250% Convertible Senior Notes due 2032

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$ _______ * aggregate principal amount of

the Note identified by CUSIP No. _________ and Certificate No. ___________.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

* Must be an Authorized Denomination.

ASSIGNMENT FORM

CELCUITY INC.

0.250% Convertible Senior Notes due 2032

Subject to the terms of the Indenture, the undersigned Holder of the Note identified below assigns (check one):

☐	the entire principal amount of

☐	$ _______ * aggregate principal amount of

the Note identified by CUSIP No. _________ and Certificate No. ___________, and all rights thereunder, to:

Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

* Must be an Authorized Denomination.